Exhibit 10.1

Lucas GC Limited

2024 Equity Incentive Plan

1. Purposes of this Plan. The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Officers, Directors and Consultants (each a “Service Provider” and, together, the “Service Providers”), and to promote the success of the Company’s business. This Plan permits the grant of Options, Restricted Shares and Local Awards. The Administrator may grant any Award under this Plan to any Participant it selects. Award may be granted alone or in addition to, in tandem with, or (subject to the Plan’s prohibitions on repricing) in substitution for any other awards granted under another plan of the Company.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board, a Committee or any subcommittee or specified Officers to whom the Board or Committee delegates its administrative authority consistent with Applicable Laws and in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means any applicable legal requirements relating to the administration of and the issuance of equity-based awards under the applicable laws of any country or jurisdiction in connection with the granting, vesting and/or exercising of Awards under this Plan, including, without limitation, the requirements of the laws of the PRC, U.S. federal and state securities laws, the Code, the laws of the Cayman Islands, and the requirements of any stock exchange or quotation system upon which the Shares may be listed or quoted and the applicable laws of any country or jurisdiction where Awards are granted under the Plan. For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes or regulations, where necessary as determined by the Administrator.

(c) “Award” means, individually or collectively, a grant under this Plan of Options, Restricted Shares or Local Awards.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under this Plan. The Award Agreement is subject to the terms and conditions of this Plan.

(e) “Board” means the board of directors of the Company.

(f) “Cause” with respect to a Participant holding a given Award, means (unless otherwise expressly provided in the applicable Award Agreement, or another applicable contract with the Participant that defines such term for purposes of determining the effect that a “for cause” termination has on the Participant’s Awards) a termination of employment or service (or removal of a Consultant from participating in the Plan and receiving an Award pursuant to the Plan) based upon a finding by the Company, acting in good faith and based on its reasonable belief at the time, that the Participant:

(i) has been negligent in the discharge of his or her duties to the Company, has refused to perform stated or assigned duties or is incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties;

(ii) has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information;

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(iii) has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Company; or has been convicted of, or plead guilty or nolo contendere to, a felony or misdemeanor (other than minor traffic violations or similar offenses);

(iv) has materially breached any of the provisions of any agreement with the Company;

(v) has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Company; or

(vi) has improperly induced a vendor or customer to break or terminate any contract with the Company or induced a principal for whom the Company acts as agent to terminate such agency relationship.

A termination for Cause shall be deemed to occur (subject to reinstatement upon a contrary final determination by the Committee) on the date on which the Company first delivers written notice to the Participant of a finding of termination for Cause.

(g) “Change in Control” means the occurrence of any of the following events:

(i) Any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) The individuals who, as of the Grant Date, constituted the Company’s Board of Directors (“Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual (other than any individual whose initial assumption of office is in connection with an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act)) becoming a Director subsequent to the Grant Date of an Award, whose election, or nomination for election by the shareholders of the Company, was approved by votes of at least a majority of the Directors then comprising the Incumbent Board, shall be considered as though such individual was a member of the Incumbent Board; or

(iii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iv) The consummation of a merger, amalgamation or consolidation of the Company with any other corporation or business entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Anything in the foregoing to the contrary notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the legal jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s Securities immediately before such transaction. In addition, a sale by the Company of its Securities in a transaction, the primary purpose of which is to raise capital for the Company’s operations and business activities, shall not constitute a Change in Control.

(h) “Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i) “Committee” means the compensation committee of the Board or such other committee satisfying Applicable Laws appointed by the Board to administer the Plan, in accordance with Section 4 of the Plan.

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(j) “Company” means Lucas GC Limited, an exempted company incorporated under the laws of the Cayman Islands, or any successor thereto.

(k) “Consultant” means any person, including an advisor, engaged by the Company or any Subsidiary to render services to such entity.

(l) “Director” means a member of the Board.

(m) “Disability” means, unless determined otherwise by the Administrator, a disability that entitles the Participant to benefits under the Company’s long-term disability plan, if any, and in the absence of such a plan, the Participant being unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

(n) “Employee” means any person employed by the Company or any Subsidiary of the Company. Neither service as a Non-Employee Director nor payment of a Director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(o) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(p) “Fair Market Value” means, as of any date, the value of the Shares determined as follows:

(i) If the Shares are listed on any established stock exchange or a national market system, the Fair Market Value (on a per Share basis) will be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value (on a per Share basis) will be the mean between the high bid and low asked prices for the Shares on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Shares, the Fair Market Value will be determined in good faith by the Administrator in accordance with Applicable Laws.

(q) “Grant Date” means the date on which the Administrator makes the determination of granting such Award, or such other later date as is determined by the Administrator to a Participant. Notice of the determination will be provided to each Participant within a reasonable time after the Grant Date.

(r) “Liquidity Event” means the occurrence of a Change in Control; provided, however, that the Board may determine that a particular transaction is or is not a Liquidity Event notwithstanding that the transaction falls within the foregoing definition.

(s) “Local Award” shall have the meaning ascribed thereto in Section 8 of this Plan.

(t) “Lock-Up Agreement” shall have the meaning ascribed thereto in Section 13(d) of this Plan.

(u) “Non-Employee Director” means a member of the Board who is not an Officer or Employee.

(v) “Officer” means a person who is an officer of the Company, as determined by the Board.

(w) “Option” means a share option granted pursuant to this Plan.

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(x) “Participant” means the holder of an outstanding Award.

(y) “Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

(z) “Plan” means this 2024 Equity Incentive Plan, as it may be amended from time to time.

(aa) “Plan Limit” shall have the meaning ascribed thereto in Section 3(a) of this Plan.

(bb) “PRC” means the People’s Republic of China, which, for the purposes of this Plan, shall exclude the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

(cc) “PRC Requirements” shall have the meaning ascribed thereto in Section 15 of this Plan.

(dd) “PRC Plan Registration” means any and all regulatory approvals, registrations, filings and other formalities required under the Applicable Laws in connection with a PRC citizen or resident’s participation in an employee equity incentive plan of a company incorporated outside of China, including without limitation, the registration of such employee incentive plan and its participants with the State Administration of Foreign Exchange or its competent local branch.

(ee) “Restricted Shares” means Shares issued and allotted pursuant to a Restricted Share award under Section 7 of this Plan, or issued and allotted pursuant to the early exercise of an Option.

(ff) “Restriction Period” shall have the meaning ascribed thereto in Section 7(d)(i) of this Plan.

(gg) “Securities” means any equity interest in, or shares of any class in the share capital (equity, preferred or otherwise) of, the Company and any convertible securities, options, warrants and any other type of equity or equity-linked securities convertible, exercisable or exchangeable for any such equity interest or shares of any class in the share capital of the Company.

(hh) “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(ii) “Service Provider” or “Service Providers” shall have the meaning ascribed thereto in Section 1 of this Plan.

(jj) “Share” means ordinary shares of a par value of US$0.000005 each in the share capital of the Company, as adjusted in accordance with Section 13 of this Plan.

(kk) “Shareholder” means a person whose name is entered in the Register of Members of the Company as the holder of one or more shares in the share capital of the Company.

(ll) “Subsidiary” means any corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is controlled by the Company.

(mm) “Successor Plan” means in the event of a Change in Control where Awards are assumed or replaced by substituted awards, the successor plan applicable to assumed Awards and/or new substituted awards.

(nn) “Termination of Service” shall have the meaning ascribed thereto in Section 6(d)(iii) of this Plan.

(oo) “Triggering Event” means the later to occur of (i) a Liquidity Event and (ii) if so determined by the Administrator at or before the time of a Liquidity Event in order for the issuance of Shares to comply with Applicable Laws, the completion of the PRC Plan Registration of this Plan or the Successor Plan prior to or following a Liquidity Event.

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(pp) “Triggering Event Exercise Period” means in the event of a Change in Control, whichever of the following two periods expires later: (x) the ninety (90) day period commencing on a Change in Control and (y) the ninety (90) day period commencing on the completion of the PRC Plan Registration of this Plan or the Successor Plan, if necessary to comply with Applicable Law.

(qq) “Vesting Date” means the date on which the Award shall become fully vested and the Administrator will determine any conditions that must be satisfied before the Award may vest. The Administrator may accelerate the vesting of an Award at any time.

3. Shares Subject to this Plan.

(a) Shares Subject to this Plan. Subject to the provisions of Section 13 of this Plan, the maximum aggregate number of Shares that may be issued for all purposes under the Plan will be equal to 11,800,000 (the “Plan Limit”). Shares to be issued under the Plan may be authorized and unissued Shares, issued Shares that have been reacquired by the Company and that are being held in treasury, or a combination thereof. The Company retains the right to designate a qualified agent to purchase and hold the Shares for the benefits of the Participants and deal with relevant registrations as instructed by the Company including but not limited to registration of Participant’s title to the vested Shares.

(b) Rules Applicable to Determining Shares Available for Issuance. The number of Shares remaining available for issuance will be reduced by the number of Shares subject to outstanding Awards. For purposes of determining the number of Shares that remain available for issuance under the Plan, the number of Shares that are tendered by a Participant or withheld by the Company to pay the exercise price of an Option or to satisfy the Participant’s tax withholding obligations in connection with an Award, shall not be added back to the Plan Limit. However, for purposes of determining the number of Shares that remain available for issuance under the Plan, the number of Shares corresponding to an Option under the Plan that are forfeited or cancelled or otherwise expire for any reason without having been exercised shall be added back to the Plan Limit and again be available for the grant of Awards. Similarly, if and to the extent an Award of Restricted Shares is cancelled or forfeited for any reason, the Shares subject to that Award shall be added back to the Plan Limit and again be available for the grant of Awards. In contrast, and for the avoidance of doubt, the Shares underlying any Local Awards settled in cash shall not be counted against the Plan Limit.

(c) Share Reserve. The Company, during the term of this Plan, will at all times keep available such number of unissued Shares available for issuance as will be sufficient to satisfy the requirements of this Plan.

4. Administration of the Plan.

(a) Administration. The Plan will be administered by (i) the Board, or (ii) a Committee, which will be constituted according to the Applicable Laws.

(b) Delegation of Authority. Except to the extent prohibited by Applicable Law, the Administrator may, from time to time, delegate limited authority over the day-to-day administration of the Plan to such other subcommittees or specified Officers as it deems necessary, appropriate or advisable under such conditions or limitations as it may set at the time of such delegation or thereafter. Such delegation may be revoked at any time.

(c) Powers of the Administrator. Subject to the provisions of this Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority:

(i) to determine the Fair Market Value;

(ii) to determine eligibility for Participant and select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the type and number of Shares or Shares unit to be covered by each Award granted hereunder;

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(iv) to approve forms of Award Agreements for use under this Plan;

(v) to determine the terms and conditions of any Award granted hereunder. Such terms and conditions include, but are not limited to, the vesting schedule, vesting conditions, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, cancellation or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to construe and interpret the terms of this Plan and Awards granted pursuant to this Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to this Plan, including rules and regulations relating to sub-plans and/or Local Awards established for the purpose of satisfying Applicable Laws, including, without limitation, the Exchange Act, the Securities Act and PRC Requirements, and/or qualifying for preferred tax treatment under Applicable Laws, including, without limitation, the Code;

(viii) to modify or amend each Award (subject to Section 19 of this Plan), including but not limited to, (A) the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option and (B) accelerate the satisfaction of any vesting or exercisability criteria or waiver of forfeiture, cancellation or repurchase restrictions;

(ix) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 14 of this Plan;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;

(xii) to determine whether Awards will be settled in Shares, cash or in any combination thereof;

(xiii) to determine whether Awards will be adjusted for dividend equivalents;

(xiv) to establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(xv) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

(xvi) to make all other determinations deemed necessary or advisable for administering this Plan.

(d) Plan Construction and Interpretation. The Administrator shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan. The Administrator’s decisions, determinations and interpretations in carrying out and administering the Plan and in construing and interpreting the Plan shall be made in the Administrator’s sole discretion and shall be final, binding and conclusive for all purposes and upon all persons interested herein.

(e) Liability of Administrator. Subject to Applicable Laws: (i) no member of the Administrator (or its delegates) shall be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan and (ii) the members of the Administrator (and its delegates) shall be entitled to indemnification and reimbursement in the manner provided in the Company’s governing documents, as they may be amended from time to time. In the performance of its responsibilities with respect to the Plan, the Administrator shall be entitled to rely upon information and/or advice furnished by the Company’s Officers or Employees, the accountants of the Company or the Administrator, the counsel of the Company or the Administrator and any other party the Administrator deems necessary, and no member of the Administrator shall be liable for any action taken or not taken in reliance upon any such information and/or advice.

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(f) Action by the Board. Anything in the Plan to the contrary notwithstanding, subject to Applicable Laws, any authority or responsibility that, under the terms of the Plan, may be exercised by a Committee or the delegate of such Committee may alternatively be exercised by the Board.

5. Eligibility. Awards may be granted to Service Providers. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing his or her relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company or its Subsidiaries to terminate such relationship at any time, with or without cause.

6. Share Option.

(a) Stock Option Award Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the vesting and exercise terms of such Award, the number of Shares that may be granted upon exercise of an Option, any restrictions or limitations regarding the Option, and such other terms and conditions as the Administrator will determine. The terms of an Option may vary among Participants, and the Plan does not impose upon the Administrator any requirement to make each Award of an Option subject to uniform terms. Accordingly, the terms of individual Award Agreements may vary.

(b) Term of Option. Unless the Administrator provides otherwise in the applicable Award Agreement, the term of an Option will be ten (10) years.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator; provided, however, that the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, an Option may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction resulting in the issuance of an Option in substitution for options from an acquired company, where such new issuance is intended to preserve the intrinsic value in the acquired company options.

(ii) Vesting and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option shall vest and may be exercised and will determine any conditions that must be satisfied before the Option may vest or be exercised. The Administrator may accelerate the Vesting of an Award at any time. Notwithstanding the foregoing, unless the Administrator provides otherwise, no Option will be permitted to be exercised prior to the occurrence of a Triggering Event. For the avoidance of doubt, any Awards granted after the occurrence of a Triggering Event shall become vested and exercisable only as set forth in the applicable Award Agreement and in accordance with this Section 6(d)(iv). The Administrator shall notify Participants as soon as practicable following the occurrence of a Triggering Event.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of: (A) cash; (B) check; (C) promissory note, to the extent permitted by Applicable Laws, (D) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines; (E) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with this Plan; (F) by net exercise; (G) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (H) any combination of the foregoing methods of payment.

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(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Shareholder. Any vested portion of the Option granted hereunder will be exercisable according to the terms of this Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement; provided, however, that unless the Administrator provides otherwise in an Award Agreement, or except as provided in Section 13(c) of this Plan, an Option may not be exercised prior to a Triggering Event. An Option will be deemed exercised when the Company receives: (A) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, (B) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes) and (C) all representations, indemnifications, and documents reasonably requested by the Administrator including, without limitation, any shareholders agreement; provided, that such exercise complies with the terms of this Plan and the applicable provisions of the applicable Award Agreement. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued and allotted upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Exercising an Option in any manner will decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised. An Option may not be exercised for a fraction of a Share.

(ii) Rights of a Shareholder. Until Shares are issued and allotted (as evidenced by the appropriate entry in the Register of Members of the Company), no right to receive dividends or any other rights as a Shareholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. Subject to subsection (vi) below, the Company will issue and allot (or cause to be issued and allotted) Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued and allotted, except as provided in Section 13 of this Plan.

(iii) Termination of Relationship as a Service Provider Prior to the Occurrence of a Triggering Events. If a Participant ceases to be a Service Provider (“Termination of Service”) prior to the occurrence of a Triggering Event, any vested Option held by such Participant shall remain outstanding for such period of time as is specified in the Award Agreement (but in no event following the expiration of the term of such Option as set forth in the Award Agreement), and, in the absence of a specified time in the Award Agreement, such vested Option shall remain outstanding following the Termination of Service until the expiration of the Triggering Event Exercise Period; provided, however, that 1) unless otherwise provided in the Award Agreement, if a Participant’s employment by or service to the Company is terminated by the Company for Cause, the Participant’s Options will terminate upon such termination, whether or not the Option is then vested and/or exercisable; and 2) in the event of Termination of Service due to death or Disability of such Participant within the three (3) month period preceding a Triggering Event, the periods referenced in the Triggering Event Exercise Period shall be extended to twelve (12) months. Unless otherwise provided by the Administrator, on the date of Termination of Service, the Shares covered by any unvested Option will revert to this Plan. If after the Termination of Service the Participant does not exercise any vested Option within the time specified by the Administrator (and in the absence of any such specification, within the foregoing default periods), such Option will terminate, and the Shares covered by such Option will revert to this Plan.

(iv) Termination of Relationship as a Service Provider After the Occurrence of a Triggering Event. In the event of a Participant’s Termination of Service after the occurrence of a Triggering Event, any vested Option shall remain exercisable for such period as is specified in the Award Agreement, and, in the absence of a specified time in the Award Agreement, an Option shall remain outstanding for twelve (12) months in the event of Termination of Service due to death or Disability of such Participant and three (3) months otherwise; provided, however, that 1) unless otherwise provided in the Award Agreement, if a Participant’s employment by or service to the Company is terminated by the Company for Cause, the Participant’s Options will terminate upon such termination, whether or not the Option is then vested and/or exercisable; and 2) an Option shall cease to be outstanding and shall no longer be exercisable ten (10) years from the date the Option is granted. Unless otherwise provided by the Administrator, on the date of Termination of Service, the Shares covered by any unvested Option will revert to this Plan. If after Termination of Service the Participant does not exercise any vested Option within the time specified by the Administrator (and in the absence of any such specification, within the foregoing default periods), such Option will terminate, and the Shares covered by such Option will revert to this Plan.

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(v) Exercise Upon Death. In the event of the Participant’s death, the Participant’s Option, to the extent vested and exercisable, may be exercised by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then the Participant’s Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Participant’s Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s death. Unless otherwise provided by the Administrator, if at the time of death the Participant is not vested as to his entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not exercised as to all of the vested Awarded Shares within the time specified by the Administrator, the Option will terminate, and the remaining Shares covered by such Option will revert to the Plan.

(vi) Issuance of Shares. Notwithstanding anything herein to the contrary, upon the exercise of an Option, the Administrator shall have the discretion to provide for payment in cash or property of equivalent value in lieu of the Shares that otherwise would be issued.

7. Restricted Shares.

(a) Issue and Allotment of Restricted Shares. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may issue and allot Restricted Shares to Service Providers in such amounts as the Administrator will determine. Notwithstanding anything herein to the contrary, the Administrator may place restrictions on the issuance and allotment of Restricted Shares and until the PRC Plan Registration is complete or as required in accordance with Applicable Laws.

(b) Restricted Share Award Agreement. Each Award of Restricted Shares will be evidenced by an Award Agreement that will specify the Restriction Period, the number of Shares issued and allotted, and such other terms and conditions as the Administrator will determine. The prospective recipient of an Award of Restricted Shares will not have any rights with respect to such Award, unless and until such recipient has delivered to the Company an executed Award Agreement and has otherwise complied with the applicable terms and conditions of such Award. The Administrator shall designate an escrow agent to hold Restricted Shares until the restrictions (if any) on such Shares have lapsed.

(c) Certificates. Any share certificate issued in connection with an Award of Restricted Shares will be registered in the name of the Participant receiving the Award, and will bear the following legend and/or any other legend required by this Plan, any shareholders agreement among Shareholders of the Company, the Award Agreement or by Applicable Law:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION, AND NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE RESTRICTED SHARE AWARD AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

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Share certificates evidencing Restricted Shares will be held in custody by the Company or in escrow by an escrow agent until the restrictions thereon (if any) have lapsed.

(d) Restrictions and Conditions. The Award Agreement evidencing the grant of any Restricted Shares will incorporate the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator deems appropriate:

(i) Restriction Period. During a period commencing with the date of an Award of Restricted Shares and ending on the later to occur of (i) such time or times as specified by the Award Agreement (the “Restriction Period”) or (ii) a Triggering Event, the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Shares awarded under the Plan. The Administrator may condition the lapse of restrictions on Restricted Shares upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Administrator may determine.

(ii) Removal of Restrictions. Upon the later to occur of 1) the expiration of the Restriction Period without a prior forfeiture of the Restricted Shares subject to such Restriction Period or 2) a Triggering Event, the Restricted Shares will be released from escrow and any certificates for such Shares will be replaced with new certificates, without the restrictive legends described in Section 7(c) applicable to such lapsed restrictions, and such new certificates will be delivered to the Participant, the Participant’s representative (if the Participant has suffered a Disability), or the Participant’s estate or heir (if the Participant has died). Notwithstanding the foregoing, the Administrator may accelerate the time at which any restrictions will lapse or be removed.

(e) Termination of Service. Subject to the provisions of the applicable Award Agreement, or as otherwise stipulated below or determined by the Administrator, in the event of a Participant’s Termination of Service, no matter with or without Cause, or due to the occurrence of Change in Control, prior to all or any of the Grant Date(s), the Restricted Shares that have been granted to such Participant will not be forfeited but the ungranted and outstanding Restricted Shares will be cancelled automatically.

(i) Death and Disability. Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Administrator, if Termination of Service occurs due to death, or the Participant incurs a Disability before any of the Vesting Date, all of the unvested Restricted Shares will be vest as of Termination of Service or Disability, as applicable. If the Participant is deceased, the Company will make a payment to his or her estate only after the Company has determined that the payee is the duly appointed executor or administrator of the Participant’s estate.

(f) Dividends and Other Distributions. During the Restriction Period, Participants holding Restricted Shares will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise and except as required to comply with Applicable Laws, including the PRC Requirements. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions and provisions on transferability and repurchase by the Company as the Restricted Shares with respect to which they were paid until such restrictions on the Restricted Shares have lapsed or been removed in accordance with Section 7(d) of this Plan.

(g) Return of Restricted Shares to Company. On the date set forth in the Award Agreement, the Restricted Shares for which restrictions have not lapsed will be subject to repurchase by the Company and, if so repurchased, again will become available for grant under this Plan.

8. Other Local Awards. In order to comply with Applicable Laws, including any PRC Requirements, the Administrator may cause a local PRC Subsidiary to grant local cash-settled awards in lieu of any other Award described hereunder, which such local awards shall be paid through local payroll and wholly funded by the local PRC Subsidiary (a “Local Award”). Each Local Award shall be linked to the Fair Market Value of a Share of the Company. The terms and conditions of each Local Award shall be set forth in an Award Agreement in a form approved by the Administrator for such Local Award, which Award Agreement shall contain terms and conditions not inconsistent with the Plan.

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9. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company, or between the Company, any parent entity, or any Subsidiary, unless determined otherwise by the Administrator.

10. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate. Shares issued upon the exercise of an Option or in connection with the vesting of any Restricted Share or Restricted Share Unit may be subject to such special forfeiture conditions, rights of repurchase or redemption, rights of first refusal, and other transfer restrictions as the Administrator may determine or as may apply to holders of Shares pursuant to the Company’s memorandum and articles of association, as amended, to the extent applicable.

11. Administrator’s Authority to Modify and Accelerate Vesting of Awards. Except as otherwise determined by the Administrator, any Award which is not vested upon the date of a Participant’s Termination of Service with the Company Group shall be forfeited, and no payment shall be made thereon. The Administrator shall have authority to modify and/or accelerate the vesting of Awards (but not to accelerate or modify the distribution of benefits related to Awards, unless otherwise permitted under Section 409A of the Code). The determination whether to modify and/or accelerate vesting of an Award shall be made in the Administrator’s sole discretion, and, if the Administrator elects to modify and/or accelerate the vesting of an Award with respect to a Participant, neither the Participant nor any other Participant shall have any right to accelerated or modified vesting with respect to any other Award.

12. Voting Rights. The Awards and the Shares relating thereto issued pursuant to the Plan shall only entitle the Participant to the economic rights of a Shareholder of the Company and shall not confer on the Participant any rights to vote on matters submitted to the Shareholders of the Company.

13. Adjustments; Dissolution or Liquidation; Merger or Change in Control; Lock-Up Agreement.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other Securities or other property), recapitalization, share division, share consolidation, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other Securities, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Plan, will adjust the number and class of shares that may be delivered under this Plan and/or the number, class, and price of shares covered by each outstanding Award, and the numerical share limits in Section 3 of this Plan.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control.

(i) In the event of a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent replacement award be substituted by the successor corporation or a parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction.

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(ii) In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Option, including Shares as to which such Awards would not otherwise be vested or exercisable, and all restrictions on Restricted Shares and Local Awards will lapse. In addition, if an Option is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option will be exercisable for a period of time determined by the Administrator, and the Option will terminate upon the expiration of such period.

(iii) For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, shares, cash or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely ordinary shares of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or upon the payout of each Share subject to such Award, to be solely ordinary shares of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change in Control.

(d) Lock-Up Agreement. By exercising any right granted under this Plan, each Participant shall be deemed to have agreed that, in connection with any underwritten public offering by the Company of its equity securities, such Participant will not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Shares without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the “Lock-Up Agreement”).

14. PRC Registration Events. To the extent required or permitted by Applicable Laws, the Administrator shall use reasonable efforts to procure the Participant to complete the PRC Plan Registration of this Plan to enable the outstanding Awards to be settled.

15. PRC Requirements. Notwithstanding anything in this Plan or any applicable Award Agreement to the contrary, including without limitation Section 19 of the Plan, the issuance, allotment, vesting and settlement of Awards and any transfers of Shares and/or cash in or out of the PRC shall be subject to the approval of the State Authority for Foreign Exchange or its competent local branch, to the extent that such approval shall be required or advisable under Applicable Laws. Pursuant to PRC laws and regulations governing the participation of a PRC citizen or resident in an employee equity incentive plan of a company incorporated outside of China (the “PRC Requirements”), local governmental authorities may review and examine the Plan from time to time and request that the Plan be modified, amended or cancelled in accordance with PRC Requirements. If the Plan is modified, amended or cancelled, the rights of Participants under the Plan or pursuant to any Award Agreement issued hereunder may be materially and adversely affected. No compensation shall be due to a Participant in respect of any such change in the Participant’s rights.

16. Tax.

(a) Withholding Requirements. Subject to Applicable Laws, including without limitation the PRC Requirements, prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s employment tax obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. Subject to Applicable Laws, including without limitation the PRC Requirements, the Administrator, pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

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(c) Tax Responsibilities. For avoidance of doubt, each Participant independently assumes the responsibility for tax filing and tax payment according to Applicable Laws in the event that any vested or exercised Shares are sold, transferred or disposed by the Participant.

17. No Effect on Employment or Service. Neither this Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18. Term of Plan. This Plan will become effective upon its adoption by the Board. This Plan will continue in effect for a term of ten (10) years from the date it becomes effective, unless terminated earlier under Section 19 of this Plan.

19. Amendment and Termination of this Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate this Plan.

(b) Effect of Amendment or Termination. Subject to compliance with Applicable Laws, including without limitation PRC Requirements, any amendment, alteration, suspension or termination of this Plan shall not affect the rights of any Participant with respect to Awards outstanding at the time of the amendment, alteration, suspension or termination of the Plan, as the case may be, and such Awards shall remain in full force and effect as if this Plan had not been amended, altered, suspended or terminated, unless mutually agreed otherwise between the affected Participant and the Company, which agreement must be in writing and signed by the Participant and the Company. Termination of this Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under this Plan prior to the date of such termination.

20. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued and allotted pursuant to the exercise of the Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws, including without limitation PRC Requirements, and will be further subject to the approval of counsel for the Company with respect to such compliance if deemed necessary by the Administrator.

(b) Investment Representations. As a condition to the vesting, exercising or settlement of an Award, the Company may require the person exercising such Award or receiving rights to transfer or payment upon such vesting or settlement to represent and warrant at the time of any such exercise, vesting or settlement that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, any such representation is required.

21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

22. Severability. Notwithstanding any contrary provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.

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23. Sections 409A and 457A. Notwithstanding other provisions of the Plan or any Award Agreement, no Award may be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A or Section 457A of the Code upon a Participant. In the event that it is reasonably determined by the Board or, if delegated by the Board to the Administrator, by the Administrator that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award Agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, including as a result of the fact that the Participant is a “specified employee” under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. The Company will use commercially reasonable efforts to implement the provisions of this Section 23 in good faith; provided that neither the Company, the Administrator nor any of the Company’s Employees, Directors or representatives will have any liability to Participants with respect to this Section 23.

24. Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the laws of the Cayman Islands without regard to conflicts of laws thereof.

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